Exhibit 10.3

EARLE M. JORGENSEN COMPANY

STOCK OPTION AMENDMENT

THIS STOCK OPTION AMENDMENT (this “Amendment”), dated and effective as of January 1, 2005 (“Amendment Date”), is between Earle M. Jorgensen Company, a Delaware corporation (the “Company”), and                      (the “Participant”), relating to stock options granted under the Earle M. Jorgensen Holding Company, Inc. Option Plan, dated January 30, 1997, as amended and assumed by the Company (the “Plan”). Capitalized terms used in this Amendment without definition shall have the meaning ascribed to such terms in the Plan.

WHEREAS, Earle M. Jorgensen Holding Company, Inc. (“Holding”) granted options to the Participant on                                      (the “Outstanding Options”) pursuant to the Plan, ;

WHEREAS, by letter agreement dated December 22, 2004, Holding and the Participant agreed to adjust the exercise price and the number of Outstanding Options in order to conform such terms with certain changes in the appraisal methodology for determining the fair market value of Holding’s common stock that were required in connection with the settlement of litigation between Holding and the United States Department of Labor;

WHEREAS, on April 20, 2005, the Company assumed and amended certain terms of the Outstanding Options, pursuant to an agreement with the Participant, dated as of December 22, 2004; and

WHEREAS, the Company and Participant desire to amend and restate the Outstanding Options effective as of the Amendment Date to comply with Section 409A of the Internal Revenue Code (the “Code”).

NOW THEREFORE, in consideration of the promises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:

1. Amendment of Grant; Option Price. Effective as of the Amendment Date and subject to the terms hereof, the Company hereby evidences and confirms the amendment and restatement of the grant to Participant of stock options in the discretion of the Company entitling the Participant to receive from the Company              shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), exercisable only as provided in Sections 2, 3 and 4 below (as herein amended and restated, the “Options”). The Options shall have an exercise price of $             per share (the “Option Price”). The Options, as amended and restated pursuant to this Amendment, are subject in all respects to the terms of the Plan, all of which terms are made a part of and incorporated into this Amendment.

2. Exercisability. The Options will become exercisable in accordance with the following provisions of this Section 2.

(a) Options. Except as otherwise provided in this Amendment, the Options shall be exercisable, if at all, on the earlier of (i) the date of a Company Sale Event (as hereinafter defined) or (ii) March 30, 2007 (the “Exercise Date”).

(b) Expiration Date. Unless an earlier exercise and settlement date occurs in accordance with Section 2, 3 or 4, the Options shall terminate at 11:59 p.m., Pacific Standard Time, on March 30, 2007.

3. Method of Exercise and Settlement Upon Company Sale Event.

(a) Company Sale Event. For purposes hereof, a “Company Sale Event” shall occur or shall have occurred only if any of the following events occurs:

(i) A change in the ownership of the Company. A change in ownership of the Company shall occur on the date that any one person, or more than one person acting as a “Group” (as defined under Section 409A of the Code), acquires ownership of stock of the Company that, together with stock held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one person or more than one person acting as a Group, is considered to own, at the effective time of the Company Sale Event, more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company.

(ii) A change in the effective control of the Company. A change in the effective control of the Company occurs on the date that:

(A) any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company; or

(B) a majority of the members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election; provided, however, that, if one person, or more than one acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons is not considered a change in the effective control of the Company.

(iii) A change in the ownership of a substantial portion of the Company’s assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total Gross Fair Market Value (as defined in Section 3(b) hereof) equal to or more than 40% of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(C) a person, or more than one person acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(D) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in Section 3(a)(iii)(C) hereof).

(b) Definitions. For purposes of Section 3(a) above, (i) “Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets, and (ii) stock ownership shall be determined under Section 409A of the Code.

(c) Method of Exercise. The Options shall be automatically exercised, without any action on the part of the holder, as of the date of a Company Sale Event.

(d) Settlement. Notwithstanding Section 7 of the Plan or anything in the Plan to the contrary, in the event that the Options are automatically exercised upon the occurrence of a Company Sale Event, the Participant shall receive a cash payment equal to (i) the excess of the per-share Company Sale Consideration (as hereinafter defined) over the per-share Option Price, multiplied by (ii) the number of shares of Common Stock subject to the Options. Such cash payment shall be made to the Participant in a single lump sum on the date of the Company Sale Event. Such cash payment shall be in full satisfaction of the Company’s obligations under the Options and the Participant shall not be entitled to receive any shares of Common Stock in connection with the exercise of the Options upon the occurrence of a Company Sale Event. For purposes hereof, the per-share “Company Sale Consideration” equals (1) in the case of a Company Sale Event in connection with which Common Stock may be purchased solely for cash, the amount of cash payable per share of Common Stock, (2) in the case of a Company Sale Event not described in Section 3(d)(1) above, the fair market value of a share of Common Stock on the date of the Company Sale Event.

4. Method of Exercise and Settlement on March 30, 2007.

(a) Method of Exercise. In the event that a Company Sale Event has not previously occurred, the Participant may exercise the Options on March 30, 2007 (the “Exercise Date”) by written notice of exercise given to the Committee and payment in full of the exercise price on or prior to the Exercise Date.

(b) Payment of Option Price. The Option Price must be paid in full on or prior to the Exercise Date (i) in cash or cash equivalents, including an assignment of the right to receive cash proceeds from the sale of any Common Stock subject to the Option, (ii) in already owned shares of Common Stock having an aggregate Fair Market Value on the Exercise Date equal to such Option Price, (iii) in a combination of cash and Common Stock or (iv) in accordance with such procedures or in such other form as the Committee shall from time to time determine.

(c) Settlement. Except as otherwise set forth below, following receipt of a written exercise notice and payment in full of the Option Price of the Options exercised in accordance with the terms of this Amendment, on the Exercise Date (or as soon as administratively feasible but in no event later than December 31, 2007), the Company shall deliver to the Participant a certificate or certificates representing the shares of Common Stock acquired upon the exercise thereof, registered in the name of the Participant, provided that, if the Company, in its sole discretion, shall determine that, under applicable securities laws, any certificates issued under this Section 4 must bear a legend restricting the transfer of such Common Stock, such certificates shall bear the appropriate legend. Notwithstanding the foregoing, following receipt of notice from the Participant of written notice of exercise of any Options hereunder, the Company may, on the Exercise Date and in lieu of accepting payment of the Option Price therefor and delivering the number of shares for which the options are being exercised, either (i) pay the Participant an amount in cash, in lieu of permitting the Participant to exercise such options, or (ii) deliver to the Participant a lesser number of shares of Common Stock having an aggregate Fair Market Value on the Exercise Date, in any such case, equal to the excess, if any, of the aggregate Fair Market Value of the shares of Common Stock as to which the Options are being exercised over the aggregate Option Price for such shares.

5. Payment of Withholding Taxes. If the Company is obligated to withhold from payment to the Participant an amount on account of any tax imposed as a result of the exercise or other settlement of the Options, the Participant shall be required to pay such amount to the Company, as provided in the Plan. The Participant acknowledges and agrees that he or she is solely responsible for the tax consequences associated with the grant of the Options and their exercise.

6. Changes in Company’s Capital Structure. The existence of the Options will not affect in any way the right or authority of the Company or its Participants to make or authorize (a) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (b) any merger or consolidation of the Company or its business; (c) any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof; (d) the dissolution or liquidation of the Company; (e) any sale or transfer of all or any part of its assets or business; or (f) any other corporate act or proceeding, whether of a similar character or otherwise.

7. Plan. The Options are granted pursuant to the Plan, and the Options and this Amendment are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Amendment by reference or are expressly cited.

8. Employment, Directorship or Other Service. No provision of this Amendment or of the Options granted hereunder shall give the Participant any right to continued employment, directorship or other service with respect to the Company or any Affiliates, create any inference as to the length of employment, directorship or other service of the Participant, affect the right of the Company or Affiliates to terminate the employment, directorship or other service of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any of the Affiliates.

9. Governing Law. This Amendment and the Options granted under the option agreement as amended hereby shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (other than its laws respecting choice of law).

10. Waiver; Cumulative Rights. The failure or delay of either party hereto to require performance by such other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

11. Notices. Any notices, consents, or other communication to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, or (c) delivered to a nationally recognized overnight courier service, to the parties at the addresses set forth below:

If to the Company:	Earle M. Jorgensen Company 10650 Alameda Street Lynwood, California 90262 Attention: Corporate Secretary Facsimile: (323)567-1034
If to the Participant:	_________________________________
_________________________________
_________________________________
_________________________________

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Date of service of such notice shall be (w) the date such notice is personally delivered, (x) three (3) days after the date of mailing if sent by certified or registered mail, or (y) one (1) day after date of delivery to the overnight courier if sent by overnight courier.

12. Conditional Grant. The Options are granted upon the condition that the Options shall be forfeited unless each and any person who is a spouse of the Participant at any time on or after the Amendment Date (including any person who becomes a spouse after the Amendment Date) executes a Consent of Spouse form provided by the Committee, unless the Committee shall waive such condition.

13. Entire Agreement. This Amendment and the Plan embody the complete agreement and understanding among the parties, and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, with respect to the subject matter hereof.

14. Counterparts. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same instrument.

15. Successors and Assigns. This Amendment is intended to bind and inure to the benefit of, and be enforceable by, the Participant and the Company and their respective successors and assigns.

16. No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

17. Remedies. Each of the parties to this Amendment will be entitled to enforce its rights under this Amendment specifically, to recover damages by reason of any breach of any provision of this Amendment and to exercise all other rights existing in its favor. The Participant agrees and acknowledges that money damages will not be an adequate remedy for any breach of the provisions of this Amendment and that the Company shall be entitled to specific performance and injunctive relief in order to enforce, or prevent any violations of, the provisions of this Amendment.

18. Amendments and Waivers. The Administrator may amend or waive any of the terms of the Award heretofore granted, prospectively or retroactively, but no such amendment shall adversely affect the rights of the Participant without the Participant’s consent.

19. Headings. The captions set forth in this Amendment are for convenience only and shall not be considered as part of this Amendment or as in any way limiting the terms and provisions hereof.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.

EARLE M. JORGENSEN COMPANY

By:
Name:
Title:

Participant: